As filed with the Securities and Exchange Commission on
                June 16, 1998

                 Registration No.
______________________________________________________
     SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C.  20549
                 ___________
                  Form S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES
                 ACT OF 1993
                  ________
               AMR CORPORATION
(Exact Name of Registrant as Specified in Its
                  Charter)

              Delaware                    75-1825172
(State of Other Jurisdiction          (I.R.S. Employer
       of Incorporation)              Identification No.)
                   4333 Amon Carter Boulevard
                     Fort Worth, Texas 76155
            (Address of Principal Executive Offices)

                         AMR CORPORATION
                  1998 LONG-TERM INCENTIVE PLAN
                      (Full Title of Plan)
                           ___________

                     Anne H. McNamara, Esq.
            Senior Vice President and General Counsel
                         AMR Corporation
                   4333 Amon Carter Boulevard
                     Fort Worth, Texas 76155
                         (817) 963-1234
       (Name and Address including Zip Code, and Telephone
       Number, including Area Code, of Agent for Service)

                 CALCULATION OF REGISTRATION FEE
  Title of      Amount      Proposed     Proposed    Amount of
 Securities     to be       Maximum      Maximum    Registration
   to be      Registered    Offering    aggregate     Fee (2)
 Registered      (1)        Price per    Offering
                            Share (2)     Price
                                         (1) (2)
   Common     10,000,000   $78.09375  $780,937,500    $230,377
   Stock,       shares
 par value
 $1.00 per
   share

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may be issuable by reason of operation of anti-dilution provisions of the 1998 Long-Term
     Incentive Plan described herein.

(2) Calculated pursuant to Rule 457(h), based on the average of the high and low prices of AMR Corporation Common Stock on June 12, 1998, as reported in a summary of composite transactions for securities listed on the New York Stock Exchange.

                             PART I

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual
          Information*

               * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                             PART II

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement.

          (1) The Registrant's Annual Report on Form 10-K/A No. 1 for the fiscal year ended December 31, 1997 filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
     Act").

          (2) The Registrant's Quarterly Report on Form 10-Q/A No. 1, for the quarter ended March 31, 1998 filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

          (3) The Registrant's Current Report on Form 8-K filed
     with the Commission      pursuant to Section 13(a) or 15(d)
     of the Exchange Act on April 15, 1998

          (4) The Registrant's Current Report on Form 8-K filed
     with the Commission      pursuant to Section 13(a) or 15(d)
     of the Exchange Act on May 20, 1998.

          (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form
     8-B, as filed with the Commission on September 29, 1982.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Anne H. McNamara has rendered an opinion as to the legality of the Common Stock being registered hereby. Mrs.
McNamara is the Senior Vice President and General Counsel of the
Registrant.

Item 6.   Indemnification of Officers and Directors.

          Section 145 of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Certificate of Incorporation so provides, which eliminates or limits the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director: (i) for any such of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions; or (iv) for any transaction from which the director derives an improper personal benefit.

          Under the DGCL and the Company's Certificate of Incorporation, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

          The Company's officers and directors are also insured against claims arising out of the performance of their duties in the aforementioned capacities.

Item 8.   Exhibits.

4.1            AMR Corporation 1998 Long-Term Incentive Plan

5.1 Opinion of Anne H. McNamara, Senior Vice President and General Counsel of the Registrant.
23.1           Consent of Ernst & Young LLP.

23.2           Consent of Anne H. McNamara (included as part of
          Exhibit 5.1).

24.1           Powers of Attorney

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          vi) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          vi) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          vi) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrants's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 16th day of June, 1998.


AMR CORPORATION



                              By: /s/ Anne H. McNamara
                                   Anne H. McNamara
                                   Senior Vice President and
                                   General Counsel

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                 Title                  Date


         *                 Chairman of the        June 16, 1998
Donald J. Carty            Board, President and
                           Chief Executive
                           Officer (Principal
                           Executive Officer)
         *                 Senior Vice President  June 16, 1998
Gerard J. Arpey            and Chief Financial
                           Officer (Principal
                           Financial and
                           Accounting Officer)

         *                 Director               June 16, 1998
David L. Boren

         *                 Director               June 16, 1998
Edward A. Brennan

         *                 Director               June 16, 1998
Armando M. Codina


         *                 Director               June 16, 1998
Charles T. Fisher, III

         *                 Director               June 16, 1998
Earl G. Graves

         *                 Director               June 16, 1998
Dee J. Kelly

         *                 Director               June 16, 1998
Ann D. McLaughlin

         *                 Director               June 16, 1998
Charles H. Pistor, Jr.


         *                 Director               June 16, 1998
Joe M. Rodgers


         *                 Director               June 16, 1998
Judith Rodin


         *                 Director               June 16, 1998
Maurice Segall



* By:/s/ Charles D. MarLett
     Charles D. MarLett
     Attorney-in-Fact

     This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933



















                         AMR CORPORATION
                  1998 LONG TERM INCENTIVE PLAN



















   This document is delivered in accordance with Section 10(a) of the Securities Act of 1933

                         AMR CORPORATION
                  1998 LONG TERM INCENTIVE PLAN

     SECTION 1.  Purpose, Definitions.

      The purpose of the AMR Corporation 1998 Long Term Incentive Plan (the "Plan") is to enable AMR Corporation (the "Company") to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and the Company's shareholders, by offering such key employees performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

      For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

     (b)  "Board" means the Board of Directors of the Company.

      (c) "Book Value" means, as of any given date, on a per share basis (1) the Stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify, divided by (2) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

      (d) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

      (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (f)  "Committee" means the Committee referred to in Section
2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

       (g) "Company" means AMR Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

      (h)   "Deferred  Stock"  means an award  made  pursuant  to
Section 8 below of the right to receive Stock at the end of a specified deferral period.

      (i) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.

      (j) "Early Retirement" means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate.

      (k)   "Exchange Act" means the Securities Exchange  Act  of
1934, as amended from time to time, and any successor thereto.

     (l) "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

      (m) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

      (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      (o)   "Normal  Retirement"  means  retirement  from  active
employment  with  the  Company and any  Subsidiary  or  Affiliate
pursuant   to  the  applicable  retirement  provisions   of   the
applicable pension plan of such entity.

      (p)  "Other Stock Based Award" means an award under Section
10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

      (q) "Performance Related Awards" means an award made pursuant to Section 11 of Restricted Stock, Deferred Stock or Other Stock Based Awards upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part.

      (r)   "Plan"  means  this AMR Corporation  1998  Long  Term
Incentive Plan, as may be  amended from time to time.

      (s) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

     (t)  "Retirement" means Normal or Early Retirement.

      (u) "Stock" means the Common Stock, $1.00 par value per share, of the Company.

      (v) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii) and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

     (w)  "Stock Option" or "Option" means any option to purchase shares  of Stock (including Restricted Stock and Deferred  Stock, if  the  Committee so determines) granted pursuant to  Section  5 below.

      (x)   "Stock  Purchase Right" means the right  to  purchase
Stock pursuant to Section 9.

      (y) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      In addition, the terms "Performance Criteria", "Change in Control," "Potential Change in Control" and "Change in Control
Price" shall have the meanings set forth, respectively, in Sections 11(a), 12(b), (c) and (d) below.

     SECTION 2.  Administration.

      The Plan shall be administered by a committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board. In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as "Outside Directors" within the meaning of Section 162(m) of the Code and "Non-Employee Directors" for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan, or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

      The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other key employees eligible under Section 4: (i) Stock Options and Incentive Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock;
(iv) Deferred Stock; (v) Stock Purchase Rights (vi) Other Stock Based Awards; and/or (vii) Performance Related Awards (collectively, the "LTIP Awards").

     In particular the Committee shall have the authority:

           (i) to select the officers and other key employees of the Company and its Subsidiaries and Affiliates to whom LTIP Awards may from time to time be granted hereunder;
           (ii) to determine whether and to what extent LTIP Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

           (iii) subject to the provisions of Sections 3, 5 and 11, to determine the number of shares to be covered by each such award granted hereunder;

           (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion);

           (v) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(k) or
     5(1), as applicable, instead of Stock;

           (vi) to determine whether, to what extent and under what circumstances an award of Restricted Stock or Deferred
     Stock may be settled in cash;

           (vii) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

           (viii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

            (ix)    to   determine  the  terms  and  restrictions
     applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights;

           (x) with respect to an award of Restricted Stock, to determine whether the right to vote will be granted with such award and/or whether any dividends declared with respect to such award will be paid in cash, additional Restricted Stock, Deferred Stock, Other Stock Based Awards, or not at all; and

           (xi) with respect to an award of Deferred Stock, to determine whether any dividends declared with respect to such award will be paid in cash, Restricted Stock, additional Deferred Stock, Other Stock Based Awards, or not at all.

      The Committee shall have the authority: to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

      All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

     SECTION 3. Stock Subject to Plan.

      The total number of shares of Stock reserved and available for distribution under the Plan shall be 5,000,000 shares, plus any shares remaining available for issuance under the 1988 Long Term Incentive Plan, as amended, as of the Effective Date hereof. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right, Other Stock Based Award or Performance Related Award granted hereunder or granted under the 1988 Long Term Incentive Plan, as amended, are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock or cash equivalent value, such shares shall again be available for distribution in connection with future awards under the Plan.

      In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

     SECTION 4.  Eligibility.

      Officers  and  other key employees of the Company  and  its
Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for, or contribute to, the management, growth and/or profitability of the business of the Company and/or its
Subsidiaries and Affiliates are eligible for awards under the Plan.

     SECTION 5.  Stock Options.

      Stock Options may be granted alone, in addition to,  or  in
tandem  with,  other awards granted under the  Plan.   Any  Stock
Option granted under the Plan shall be in such form as the Committee may from time to time approve.

      Stock  Options granted under the Plan may be of two  types:
(i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

      The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided that, in no event shall the number of shares of Stock subject to any Stock Options granted to any employee during any calendar year exceed 250,000 shares, as such number may be adjusted pursuant to Section 3.

      Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

      (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

      (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that except as determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

      (d) Method of exercise. Subject to whatever installment exercise provisions apply under Section 5(c) and subject to whatever restrictions may be imposed by the Company, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

      Such notice shall be accompanied by payment in full of the purchase price. Without limiting the generality of the foregoing, payment of the option price may be made (i) in cash or its equivalent, (ii) by exchanging shares of Stock owned by the optionee (which are not the subject of any pledge or other security interest), including in the case of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (or an award under the terms of the 1988 Long Term Incentive Plan, as amended), (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock, or (iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

      If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion.

      No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in
Section 15(a).

     (e) Transferability of Options. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

      (f) Termination by Death. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised in accordance with the terms and conditions established by the Committee.

      (g)   Termination  by  Reason of  Disability.   Subject  to
Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (h)   Termination  by  Reason of  Retirement.   Subject  to
Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate.

      (j) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

     (k) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock, an option previously granted hereunder, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time that such offer is made.

      (l) Settlement Provisions. If the option agreement so provides at grant or is amended after grant, and prior to the exercise, to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or the forfeiture restrictions involved.

     SECTION 6.  Stock Appreciation Rights.

      (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive
Stock Option, such rights may be granted only at the time of grant of such Stock Option.

      A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a

Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

      A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purposes. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

      (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

           (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

           (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

           (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

           (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
     Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

          (v) The Committee, in its sole discretion, may provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

     SECTION 7.  Restricted Stock
      (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to
Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

      The Committee may condition the grant of Restricted Stock upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion.

      The provisions of Restricted Stock awards need not be the same with respect to each recipient.

      (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

           (i) The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

           (ii) Awards of Restricted Stock must be accepted within a reasonable period (or such specific period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

           (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

           (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

      (c)  Restrictions and Conditions.  The shares of Restricted
Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

           (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted

     Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

           (ii) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly (unless the Committee decides pursuant to Section 2(vi) to settle the award in cash).

          (iii) The voting rights and/or dividend rights, if any, of the Restricted Stock award established by the Committee pursuant to Section 2(x).

      (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such Performance Criteria, future service, deferral and other terms and conditions as may be specified by the Committee.

     SECTION 8.  Deferred Stock.

      (a) Administration. Deferred Stock may be awarded either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

     The Committee may condition the grant of Deferred Stock upon the attainment of specified Performance Criteria or such other factors or criteria as the Committee shall determine, in its sole discretion.

     The provisions of Deferred Stock awards need not be the same with respect to each recipient.

      (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

           (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(iv) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the

     Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(iii), where applicable), stock certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award (unless the Committee decides pursuant to Section 2(vi) to settle the award in cash).

           (ii) Based on service, Performance Criteria and/or such other factors as the Committee may determine, the Committee may, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

          (iii) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve (12) months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

           (iv) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

           (v) The dividend rights, if any, of the Deferred Stock award established by the Committee pursuant to Section
     2(xi).

      (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

     SECTION 9.  Stock Purchase Rights.

      (a) Awards and Administration. The Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock) at price(s) determined by the Committee at or after grant, in its sole discretion

      The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

      The terms of Stock Purchase Rights awards need not be the same with respect to each participant.

      Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights agreement.

       (b)   Exercisability.   Stock  Purchase  Rights  shall  be
exercisable for such period after grant as is determined by the Committee.

     SECTION 10.  Other Stock Based Awards.

     (a) Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock Based Awards"), including, without limitation, stock purchase rights, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone, in addition to, or in tandem with, Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights or Performance Related Awards granted under the Plan and/or cash awards made outside of the Plan.

      Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the amount of such awards, and all other conditions of the awards including any dividend and/or voting rights. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

      The provisions of Other Stock Based Awards need not be the same with respect to each recipient.

      (b) Terms and Conditions. Other Stock Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

           (i) Subject to the provisions of this Plan and the award agreement referred to in Section 10(b)(ii) below, awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any shares are issued or amounts are paid, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

           (ii) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

           (iii) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased at price(s) determined by the Committee, in its sole discretion.

     SECTION 11.  Performance Related Awards.

      (a) Performance Objectives. Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any award of
Restricted Stock, Deferred Stock or Other Stock Based Awards to an officer who is subject to the reporting requirements of
Section 16(a) of the Exchange Act other than an award which will vest solely on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a "Performance Award"). Such performance objectives shall be determined over a measurement period or periods established by the Committee and related to at least one of the following criteria, which may be determined solely by reference to the performance of (i) the Company, (ii) a Subsidiary, (iii) an Affiliate, (iv) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to other companies: (A) return on equity; (B) total shareholder return; (C) revenues; (D) cash flows, revenues and/or earnings relative to other parameters (e.g., net or gross assets); (E) operating income; (F) return on investment; (G) changes in the value of the Corporation's Common Stock and (H) return on assets (the "Performance Criteria"). Excluding Stock Options and/or Stock Appreciation Rights granted hereunder, the maximum number of shares of Stock that may be subject to any such Performance Award granted to any key employee in any calendar year shall not exceed 100,000 shares, as such number may be adjusted pursuant to Section 3.

      (b) Annual Incentive Compensation. The Committee may, in addition to the Performance Awards described above, pay cash amounts under the Plan or any other plan or arrangement approved by the Committee, provided, such other plan or arrangement is in conformity with the provisions of this Section 11(b), to any officer of the Company or any Subsidiary who is subject to the reporting requirements of Section 16(a) of the Exchange Act upon the achievement, in whole or in part, of performance goals or objectives established in writing by the Committee with respect to such performance periods as the Committee shall determine. Any such goals or objectives shall be based on one or more of the Performance Criteria. Notwithstanding anything else contained herein to the contrary, the maximum amount of any such cash payment to any single officer with respect to any calendar year shall not exceed the lesser of (A) $2,000,000 or (B) twice the officer's annual base salary as in effect on the last day of the preceding fiscal year.

       (c) Interpretation. Notwithstanding anything else contained in the Plan to the contrary, to the extent required to so qualify any Performance Award as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

     SECTION 12.  Change in Control Provisions.

     (a)  Impact of Event.  In the event of:

     (1)  a "Change in Control" as defined in Section 12(b), or

      (2) a "Potential Change in Control" as defined in Section 12(c), but only if and to the extent so determined by the Committee or the Board (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination).

           (i)  Any  Stock  Options awarded under  the  Plan  not
     previously   exercisable  and  vested  shall  become   fully
     exercisable and vested.

            (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase Rights, Other Stock Based Awards and Performance Related Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested and any Performance Criteria shall be deemed met at target.

           (iii) The value of all outstanding LTIP Awards to the extent vested may at the sole discretion of the Committee at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 12(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

      (b)   Definition of "Change in Control".  For  purposes  of
Section 12 (a), a "Change in Control" means the happening of any of the following:

          (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities;

           (ii) The individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifteen percent (15%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

           (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      (c) Definition of Potential Change in Control For purposes of Section 12(a), a "Potential Change in Control" means the happening of any one of the following:

          (i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 12(b); or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

      (d)   Change  in  Control Price For the  purposes  of  this
Section 12, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under
Section 12(a)(iii).

     SECTION 13.  Amendments and Termination.

      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under an LTIP Award theretofore granted, without the optionee's or participant's consent.

      The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

      Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

     SECTION 14.  Unfunded Status of Plan.

      The  Plan is intended to constitute an "unfunded" plan  for
incentive  and  deferred  compensation.   With  respect  to   any
payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     SECTION 15.  General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

      (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

      (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

      (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

      (f) The Committee may permit a Participant to postpone the delivery of Stock under any award, including a Stock Option, under the Plan upon such terms and conditions as the Committee shall determine.

      (g) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

     SECTION 16.  Effective Date of Plan.

      The Plan shall be effective as of May 21, 1998, assuming it is approved by a majority of the votes cast at the annual meeting of shareholders held on or before then.

     SECTION 17.  Term of Plan.

      No LTIP Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date, in accordance with the terms of such awards.

     SECTION 18.  Applicability to Grants under 1988 Plan.

      The provisions of the Plan relating to stock options, stock appreciation rights, restricted stock awards, deferred stock awards, stock purchase rights, other stock-based awards or performance related awards shall apply to, and govern existing and subsequent stock options, stock appreciation rights, restricted stock awards, deferred stock awards, stock purchase rights, other stock-based awards or performance related awards granted under the 1988 Long Term Incentive Plan, as amended.

                         June 16, 1998



AMR Corporation
P.O. Box 619616
Dallas/Fort Worth Airport, Texas 75261-9616


           Registration Statement on Form S-8 relating to the 1998 Long-Term Incentive Plan

Ladies and Gentlemen:

          I am Senior Vice President and General Counsel of AMR Corporation, a Delaware corporation, and as such I am delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to 10,000,000 shares (the "Shares") of the Common Stock, par value $1.00 per share, of AMR Corporation, which will be awarded in accordance with the 1998 Long-Term Incentive Plan (the "Plan").

          In so acting, I have examined the Plan and have examined and relied upon the originals, or copies certified to my satisfaction, of such records, documents or other instruments as in my judgement are necessary or appropriate to enable me to render the opinion set forth below.

          Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when duly awarded in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Anne H. McNamara

                              Anne H. McNamara
                              Senior Vice President
                              and General Counsel

                   CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AMR Corporation 1998 Long-Term Incentive Plan of our report dated January 19, 1998, except for Note 8, as to which the date is June 9, 1998, with respect to the consolidated financial statements and schedule of AMR Corporation included in its Annual Report on Form 10-K/A No. 1 for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP


Dallas, Texas
June 9, 1998

                        POWER OF ATTORNEY


     The undersigned, Chairman of the Board of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 20th day of May, 1998.



                                   /s/ Donald J. Carty
                                   Donald J. Carty

Witness:


/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Senior Vice President and Chief Financial Officer of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.


                                   /s/ Gerard J. Arpey
                                   Gerard J. Arpey

Witness:


/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.




                                   /s/ David L. Boren
                                   David L. Boren

Witness:

/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.



                                   /s/ Edward A. Brennan
                                   Edward A. Brennan

Witness:


/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.




                                   /s/ Armando M. Codina
                                   Armando M. Codina

Witness:

/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 28th day of April, 1998.




                                   /s/ Charles T. Fisher, III
                                   Charles T. Fisher, III

Witness:

/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of the Board of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.



                                   /s/ Earl G. Graves
                                   Earl G. Graves

Witness:


/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.




                                   /s/ Dee J. Kelly
                                   Dee J. Kelly

Witness:

/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.




                                   /s/ Ann D. McLaughlin
                                   Ann D. McLaughlin

Witness:

/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.




                                   /s/ Charles H. Pistor, Jr.
                                   Charles H. Pistor, Jr.

Witness:

/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.




                                   /s/ Joe M. Rodgers
                                   Joe M. Rodgers

Witness:

/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.




                                   /s/ Judith Rodin
                                   Judith Rodin

Witness:

/s/ Charles D. MarLett
Charles D. MarLett

                        POWER OF ATTORNEY

     The undersigned, Director of AMR Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Anne H. McNamara and Charles D. MarLett, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to execute and deliver in his name and on his behalf:

     (a) one or more Registration Statements of the Corporation on an appropriate form proposed to be filed with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock, $1.00 par value, of the Corporation to be offered pursuant to the AMR Corporation 1998 Long Term Incentive Plan, as it may from time to time be amended; and

     (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements;

and any and all other documents and instruments in connection with the issuance of such Common Stock which such attorneys-in-fact and agents, or any one of them, deem necessary or advisable to enable the Corporation to comply with (a) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof, (b) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America and (c) the securities or similar applicable laws of Canada, Mexico and any other foreign jurisdiction; and the undersigned does hereby ratify and confirm as his own acts and deeds all that such attorneys-in-fact and agents, and each of them, shall do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

     In WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 15th day of April, 1998.




                                   /s/ Maurice Segall
                                   Maurice Segall

Witness:

/s/ Charles D. MarLett
Charles D. MarLett